UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2013

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(781) 894-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 25, 2013,  Steinway, Inc. (“Steinway”), an indirect, wholly-owned subsidiary of Steinway Musical Instruments, Inc. (the “Registrant”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”), for the sale of Steinway Hall, its leasehold property located at 111 West 57th Street, New York, New York, to 111 West 57th LH LLC (the “Purchaser”).  Steinway Hall is a 247,000-square-foot, 16-story boutique office building that houses Steinway’s flagship retail showroom.  Under the terms of the Purchase Agreement, Steinway will receive a total purchase price of $46,000,000, subject to an upward adjustment based on post-closing conditions.

The Purchase Agreement contains representations, warranties and covenants that are typical for transactions of this nature. The Purchase Agreement also provides that Steinway shall enter into a space lease allowing it to occupy the premises rent free for a period of fourteen (14) months following the closing date, which it may extend for an additional four (4) months subject to an agreed upon rental fee.  In addition, the rent Steinway pays under its current land lease will terminate upon the closing.

The transactions contemplated by the Purchase Agreement are expected to close in the second quarter, subject to customary closing conditions. There can be no assurance that all of the conditions to closing will be satisfied. Upon closing, Steinway expects to record a gain on the sale of approximately $22 million.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The Registrant announced the execution of the Purchase Agreement in a press release dated March 26, 2013, a copy of which is attached as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Purchase and Sale Agreement among Steinway, Inc., as Seller, and 111 West 57th LH LLC, as Purchaser, with respect to 111 W. 57th Street, New York, New York, as of March 25, 2013.

99.1	Press release dated March 26, 2013 regarding Sale of Steinway Hall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 27, 2013	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Michael T. Sweeney

	Name:	Michael T. Sweeney
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Sale Agreement among Steinway, Inc., as Seller, and 111 West 57th LH LLC, as Purchaser, with respect to 111 W. 57th Street, New York, New York, as of March 25, 2013.

99.1	Press release dated March 26, 2013 regarding Sale of Steinway Hall.